Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 3 TO
RECEIVABLES LOAN AGREEMENT

This AMENDMENT NO. 3 TO RECEIVABLES LOAN AGREEMENT, effective as of December 5, 2014 (this “Amendment”), is executed by and among HILTON GRAND VACATIONS TRUST I LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Paying Agent and Securities Intermediary, the financial institutions signatory hereto as Managing Agents, the financial institutions signatory hereto as Committed Lenders and DEUTSCHE BANK SECURITIES, INC., as Administrative Agent. Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the “Receivables Loan Agreement” (defined below).

WITNESSETH:

WHEREAS, the Borrower, the Managing Agents party thereto, the Administrative Agent, Wells Fargo Bank National Association, as Securities Intermediary and Paying Agent, the Conduit Lenders party thereto, and the Committed Lenders party thereto are parties to that certain Receivables Loan Agreement dated as of May 9, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Loan Agreement”); and

WHEREAS, as provided herein, the parties hereto have agreed to amend certain provisions of the Receivables Loan Agreement, each as further described below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.Amendment to the Receivables Loan Agreement. Effective as of the date hereof (the “Effective Date”), and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Receivables Loan Agreement is hereby amended as follows:

1. 1The definition of “Aggregate Commitment,” “Commitment Termination Date,” “Seller Financial Covenants” and “Used Fee Rate” set forth in Section 1.01 is amended and restated in its entirety as follows:

“Aggregate Commitment” means, on any date of determination, the sum of the Commitments then in effect.
“Commitment Termination Date” means, December 5, 2016, as such date may be extended from time to time pursuant to Section 2.07.
“Seller Financial Covenants” means the requirement that the Seller maintain, as of the last day of each Fiscal Quarter:
(a)    at any time that the Seller is not providing a Guarantee of all or any portion of the Indebtedness of Hilton Worldwide Holdings, Inc. or its Subsidiaries, a Leverage Ratio not to exceed 5.0 to 1.00;
(b)    an Interest Coverage Ratio of at least 3.0 to 1.00; and
(c)    Consolidated Tangible Net Worth of at least $400,000,000.
“Used Fee Rate” means (x) on or before the Commitment Termination Date, 1.00% per annum and (y) after the Commitment Termination Date, 1.50% per annum.”
1. 2The following definitions of “Amendment No. 3 Effective Date,” “Delayed Funding Amount,” “Delayed Funding Date,” “Delayed Funding Representation,” “Designated Delayed Funding Amount,” “Designated Delay Funding Lender,” “Funding Delay Notice,” “Investment Company Act,” “Original Borrowing Date,” “Required Non-Delayed Funding Amount” and “Volcker Rule” are added to Section 1.01 in their appropriate alphabetical order therein:

“Delayed Funding Amount” has the meaning specified in Section 2.02(e).

“Delayed Funding Date” has the meaning specified in Section 2.02(e).

“Delayed Funding Representation” has the meaning specified in Section 2.02(e).

“Designated Delayed Funding Amount” has the meaning set forth in Section 2.02(e).

“Designated Delay Funding Lender” has the meaning specified in Section 2.02(e).

“Funding Delay Notice” has the meaning specified in Section 2.02(e).

“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Original Borrowing Date” has the meaning specified in Section 2.02(e).

“Required Non-Delayed Funding Amount” means, with respect to a Designated Delay Funding Lender and an Original Borrowing Date, an amount equal to the excess, if any, of (a) an amount equal to 20% of such Designated Delay Funding Lender’s Commitment as of such Original Borrowing Date over (b) the sum, with respect to such Designated Delay Funding Lender, of all Designated Delayed Funding Amounts funded by such Designated Delay Funding Lender on the Original Borrowing Dates for such Designated Delayed Funding Amounts during the 35 days preceding such Original Borrowing Date and with respect to which the related Delayed Funding Dates shall not have occurred on or prior to such Original Borrowing Date.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the regulations thereunder (12 C.F.R. Part 248), as issued by the Board of Governors of the Federal Reserve System.

1. 3Section 2.02(a)(i) of the Receivables Loan Agreement is amended and restated in its entirety as follows:

“(i)    The Borrower may request a Borrowing hereunder by submitting to the Administrative Agent (with a copy to each of the Paying Agent, the Servicer, the Backup Servicer and the Custodian) a written notice, substantially in the form of Exhibit B (each, a “Borrowing Request”) not later than 10:00 a.m. (New York City time) on the second (2nd) Business Day prior to the date of the proposed Borrowing (each, a “Borrowing Date”); provided, that there shall not be more than one (1) Borrowing Date during any calendar week (except as set forth in Section 2.02(e) following delivery of a Funding Delay Notice). Promptly after its receipt thereof, the Administrative Agent shall submit a copy of each Borrowing Request to each Managing Agent who shall promptly forward a copy thereof to the Lenders in its Lender Group.”
1. 4Section 2.02(c) of the Receivables Loan Agreement is amended and restated in its entirety as follows:

“(c)    Committed Lender’s Commitment.
(i)If a Conduit Lender rejects a Borrowing Request and the Borrower has not cancelled such Borrowing Request in accordance with clause (b) above, or if there is no Conduit Lender in a Lender Group, any Loan requested by the Borrower in such Borrowing Request (except as set forth in Section 2.02(e) following delivery of a Funding Delay Notice) shall be made by the related Committed Lenders in such Lender Group on a pro rata basis in accordance with their respective Pro Rata Shares of such Loan.

(ii)The obligations of any Committed Lender to make Loans hereunder are several from the obligations of any other Committed Lenders (whether or not in the same Lender Group). The failure of any Committed Lender to make Loans hereunder shall not release the obligations of any other Committed Lender (whether or not in the same Lender Group) to make Loans hereunder, but no Committed Lender shall be responsible for the failure of any other Committed Lender to make any Loan hereunder.

(iii)Notwithstanding anything herein to the contrary, a Committed Lender shall not be obligated to fund any Loan at any time on or after the Amortization Date (except as set forth in Section 2.02(e) following delivery of a Funding Delay Notice) or if, after giving effect to such Loan, the aggregate outstanding Loans funded by such Committed Lender hereunder would exceed an amount equal to (i) such Committed Lender’s Commitment, minus (ii) such Committed Lender’s ratable share of the aggregate outstanding principal balance of the Loans held by the Conduit Lender(s) in such Committed Lender’s Lender Group.”

1. 5Section 2.02(d) of the Receivables Loan Agreement is amended and restated in its entirety as follows:

“(d)    Disbursement of Funds. On each Borrowing Date, subject to the satisfaction of the conditions precedent specified in this Agreement (except as set forth in Section 2.02(e) following delivery of a Funding Delay Notice), each applicable Lender shall remit its share of the aggregate amount of the Loans requested by the Borrower to the account of its related Managing Agent specified therefor to such Lender by 1:30 p.m. (New York City time) by wire transfer of same day funds. Upon receipt of such funds, each Managing Agent shall remit such funds by wire transfer of same day funds to the account of the Borrower specified in the related Borrowing Request by 3:00 p.m. (New York City time) to the extent it has received such funds from the Lenders in its Lender Group no later than 1:30 p.m. (New York City time).”

1. 6Section 2.02 of the Receivables Loan Agreement is amended by adding the following clause (e) at the end of such section:

“(e) Funding Delay Option.
(i)    (i)    Any Committed Lender shall have the right to deliver to the Borrower a written representation and warranty (a “Delayed Funding Representation”) to the effect that (x) it has incurred and is incurring charges relating to the “liquidity coverage ratio” under Basel III Regulations on such Committed Lender’s Loans or Commitment and (y) it is seeking or has obtained a delayed funding option in transactions similar to the transactions contemplated hereby. After delivery of a Delayed Funding Representation to the Borrower, a Committed Lender shall be a “Designated Delay Funding Lender.”
(ii)    A Designated Delay Funding Lender may, after the Borrower delivers a Borrowing Request requesting a proposed Borrowing pursuant to Section 2.02(a)(i), prior to (x) if such Borrowing Request is delivered more than two Business Days prior to the proposed Borrowing Date, 5:00 p.m. (New York City time) on the second Business Day prior to the proposed Borrowing Date, or (y) if such Borrowing Request is delivered on the second Business Day prior to the proposed Borrowing Date, (A) 5:00 p.m. (New York City time) on the same day as the Borrower’s delivery of such Borrowing Request, if such Borrowing Request is delivered by the Administrative Agent to the Managing Agents prior to 2:00 p.m. (New York City time) on such day or (B) otherwise 10:00 a.m. (New York City time) on the Business Day following the Borrower’s delivery of such Borrowing Request, deliver to the Borrower and the Administrative Agent a notice (a “Funding Delay Notice”) designating all or a portion of its Pro Rata Share of the Loan requested in such Borrowing Request as being subject to delayed funding (such amount, the “Designated Delayed Funding Amount”) and, if such Designated Delayed Funding Amount is greater than the Required Non-Delayed Funding Amount with respect to such Designated Delay Funding Lender and the proposed Borrowing Date, specifying the portion thereof, which may not be greater than the amount by which such Designated Delayed Funding Amount exceeds such Required Non-Delayed Funding Amount (the “Delayed Funding Amount”), that it is electing to fund on a date (the date of such funding, the “Delayed Funding Date”) that is on or before the thirty-fifth (35th) day following the proposed Borrowing Date (the “Original Borrowing Date”) (or if such day is not a Business Day, then on the next succeeding Business Day) rather than on the Original Borrowing Date. By delivery of a Funding Delay Notice, a Designated Delay Funding Lender shall be deemed to represent and warrant that the certifications previously provided to the Borrower by such Designated Delay Funding Lender are true as of the date of the delivery of such Funding Delay Notice.
(iii)    If a Designated Delay Funding Lender timely delivers a Funding Delay Notice with respect to a Delayed Funding Amount, the Committed Lender shall not be required to fund, on the Original Borrowing Date therefor, such Delayed Funding Amount, but shall be required to advance to the Borrower the Delayed Funding Amount on or before the Delayed Funding Date in accordance with Section 2.02(e)(iv). Such Designated Delay Funding Lender shall provide the Borrower with at least three Business Days’ prior written notice of the Business Day on which it will fund such Delayed Funding Amount. The Borrower may (x) cancel and rescind the Borrowing Request in its entirety upon delivery of such Funding Delay Notice by delivering notice thereof to the Administrative Agent prior to the close of business on the Business Day immediately prior to the Original Borrowing Date or (y) reduce the amount of additional Loans and/or additional Timeshare Loans to be added to the Borrowing Base on the Original Borrowing Date by delivering to the Administrative Agent on or prior to the Original Borrowing Date an updated Borrowing Request, and the actual funding of the Non-Delayed Funding Amount shall take place on the Business Day following the delivery of such updated Borrowing Request.

(iv)    Each Designated Delay Funding Lender agrees by delivering a Funding Delay Notice specifying a Delayed Funding Amount that, notwithstanding any statement to the contrary in Section 2.01, if the conditions to any Borrowing described in Sections 3.02(a) through 3.02(d) are satisfied on the Original Borrowing Date in respect of such Delayed Funding Amount and the conditions described in Section 3.03 in respect of such Delayed Funding Amount are satisfied on the related Delayed Funding Date, there shall be no other conditions whatsoever to its obligation to fund such Delayed Funding Amount on the related Delayed Funding Date irrespective of whether the Amortization Date shall have occurred prior to such Delayed Funding Date. If the Borrower is required to add additional Timeshare Loans to the Borrowing Base on the related Delayed Funding Date in order to satisfy such conditions, it shall deliver to the Administrative Agent an updated Borrowing Request at least one Business Day prior to such Delayed Funding Date. A Designated Delay Funding Lender (or the Conduit Lender in its Lender Group) funding a Delayed Funding Amount on a Delayed Funding Date shall remit such Delayed Funding Amount to the account of its Managing Agent specified therefor to such Lender by 1:30 p.m. (New York City time) by wire transfer of same day funds. Upon receipt of such funds, such Managing Agent shall remit such funds by wire transfer of same day funds to the account of the Borrower specified in the related Borrowing Request by 3:00 p.m. (New York City time) to the extent it has received such funds from such Designated Delay Funding Lender (or the Conduit Lender in its Lender Group) no later than 1:30 p.m. (New York City time).
(v)    For the avoidance of doubt, a Delayed Funding Amount when extended shall be a Loan for all purposes of this Agreement. As between the Conduit Lender and the Committed Lender, the Conduit Lender reserves the right in its sole discretion to fund any Loan on any Original Borrowing Date or any Delayed Funding Date.”

1. 7Section 2.19 of the Receivables Loan Agreement is amended by (a) deleting the word “or” following clause (iii) of the first sentence thereof and inserting a comma in lieu thereof and (b) inserting in the first sentence thereof the following after existing clause (iv) thereof:
“or (v) any Designated Delay Funding Lender delivers a Funding Delay Notice,”
1. 8The first paragraph of Section 3.02 of the Receivables Loan Agreement is amended and restated in its entirety as follows:

“Conditions Precedent to All Borrowings
. Each Borrowing (including the Initial Borrowing) made by the Lenders to the Borrower (except as set forth in Section 2.02(e)(iv)), shall be subject to the further conditions precedent that on the date of each Borrowing, each of the following shall be true and correct both before and immediately after giving effect to such Borrowing:”
1. 9Article 3 of the Receivables Loan Agreement is amended by adding the following Section 3.03 at the end of such Article:

“Section 3.03. Conditions to Funding a Delayed Funding Amount. The funding of any Delayed Funding Amount is subject to the conditions (and each funding shall evidence the Borrower’s representation and warranty that clauses (a) through (e) of this Section 3.03 have been satisfied as of the related Delayed Funding Date) that:
(a)    the Amortization Date has not occurred by reason of any action taken by the Borrower under clause (iii) of the definition thereof;
(b)    each of the Borrower, the Servicer and the Custodian shall have timely made all of the deliveries required pursuant to the Custody Agreement with respect to the Pledged Timeshare Loans and any Timeshare Loans to become Pledged Timeshare Loans in connection with the funding of such Delayed Funding Amount;
(c)    no Borrowing Base Deficiency shall exist before the funding of such Delayed Funding Amount and, after giving pro forma effect to the funding of such Delayed Funding Amount, any concurrent Transfer of Timeshare Loans to the Borrower with the proceeds of the funding of such Delayed Funding Amount and/or any concurrent release of Pledged Timeshare Loans on such date pursuant to Section 2.15, no Borrowing Base Deficiency shall exist;
(d)    if any Timeshare Loans are being Transferred to the Borrower on such Delayed Funding Date, after giving effect to such Transfer, the weighted average FICO® score of all Obligors of Eligible Timeshare Loans on the Applicable Measurement Date with FICO® scores (weighted based on the Timeshare Loan Balances on such date) shall be at least 700; and
(e)    if such date occurs during a Hedging Period, the Borrower shall be in compliance with Section 5.03.”

1. 10Section 4.01 of the Receivables Loan Agreement is amended by adding the following clause (w) at the end of such section:
“(w)    The Borrower (i) is not a “covered fund” under the Volcker Rule and (ii) is not an “investment company” within the meaning of the Investment Company Act and the Borrower has not relied exclusively on either or both of Sections 3(c)(1) or 3(c)(7) of the Investment Company Act for an exception from registration.”
1. 11Schedule II to the Receivables Loan Agreement is deleted in its entirety and replaced with Schedule II attached hereto.

1. 12Schedule V to the Receivables Loan Agreement is deleted in its entirety and replaced with Schedule V attached hereto.

SECTION 2.Conditions Precedent. This Amendment shall become effective on the Effective Date upon the satisfaction of each of the following conditions precedent:

1. 1The Administrative Agent shall have received counterparts of this Amendment executed by each of the parties hereto.

1. 2(i) The Administrative Agent shall have received executed counterparts of that certain Amendment No. 3 Fee Letter, dated as of the date hereof, among the Administrative Agent, the Managing Agents, the Committed Lenders and the Borrower, from each of the parties thereto, (ii) the Borrower shall have paid all fees required to be paid by it under the foregoing fee letter and (iii) the Administrative Agent and each of the Lenders shall have received an opinion from outside counsel to the Borrower in a form reasonably satisfactory to the Administrative Agent and each of the Lenders to the effect that the Borrower is not required to register as an “investment company” under the Investment Company Act in reliance on Section 3(c)(5)(C) of the Investment Company Act.

SECTION 3.Representations, Warranties and Confirmations. The Borrower hereby represents and warrants that:

1. 1It has the power and is duly authorized, including by all limited liability company action on its part, to execute and deliver this Amendment.

1. 2 This Amendment has been duly and validly executed and delivered by it.

1. 3This Amendment and the Receivables Loan Agreement as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.

1. 4Immediately prior, and after giving all effect, to this Amendment, the covenants, representations and warranties of the Borrower set forth in the Receivables Loan Agreement are true and correct in all material respects as of the date hereof (except to the extent such representations or warranties relate solely to an earlier date and then as of such date).

1. 5Immediately prior, and after giving all effect, to this Amendment, no event, condition or circumstance has occurred and is continuing which constitutes a Servicer Termination Event, Unmatured Servicer Termination Event, Default or Event of Default.

SECTION 4.Delivery of Executed Amendment. The Borrower covenants and agrees that it will deliver an executed copy of this Amendment to the Servicer, the Paying Agent, the Backup Servicer and the Custodian promptly following the effectiveness hereof.

SECTION 5.Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.

SECTION 6.Effectiveness of Amendment. Except as expressly amended by the terms of this Amendment, all terms and conditions of the Receivables Loan Agreement shall remain in full force and effect and are hereby ratified and confirmed. This Amendment shall not operate as a consent, waiver, amendment or other modification of any other term or condition set forth in the Receivables Loan Agreement or any right, power or remedy of the Administrative Agent or any Managing Agent or Lender under the Receivables Loan Agreement, except as expressly modified hereby. Upon the effectiveness of this Amendment, each reference in the Receivables Loan Agreement to “this Agreement” or “this Receivables Loan Agreement” or words of like import shall mean and be references to the Receivables Loan Agreement as amended hereby, and each reference in any other Facility Document to the Receivables Loan Agreement or to any terms defined in the Receivables Loan Agreement which are modified hereby shall mean and be references to the Receivables Loan Agreement or to such terms as modified hereby.

SECTION 7.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.Binding Effect. This Amendment shall be binding upon and shall be enforceable by parties hereto and their respective successors and permitted assigns.

SECTION 9.Headings. The Section headings herein are for convenience only and will not affect the construction hereof.

SECTION 10.Novation. This Amendment does not constitute a novation or termination of the Receivables Loan Agreement or any Facility Document and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein.

SECTION 11.Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 12.Fees, Costs and Expenses. The Borrower agrees to pay on demand all reasonable fees and out-of-pocket expenses of Sidley Austin LLP, counsel for the Administrative Agent, incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith.

Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

HILTON GRAND VACATIONS TRUST I LLC,
as Borrower

By:	/s/ Lisa Levert
Name:	Lisa Levert
Title:	Vice President

DEUTSCHE BANK SECURITIES, INC.
as Administrative Agent

By:	/s/ Colin Bennett
Name:	Colin Bennett
Title:	Director

By:	/s/ Robert Sheldon
Name:	Robert Sheldon
Title:	Managing Director

DEUTSCHE BANK AG, NEW YORK BRANCH
as Committed Lender and Managing Agent

By:	/s/ Colin Bennett
Name:	Colin Bennett
Title:	Director

By:	/s/ Robert Sheldon
Name:	Robert Sheldon
Title:	Managing Director

BANK OF AMERICA, N.A.,
as Committed Lender and Managing Agent

By:	/s/ Robert R. Wood
Name:	Robert R. Wood
Title:	Director